Exhibit 99.1

ATEC Reports Third Quarter 2020 Financial Results

and Recent Corporate Highlights

•    U.S. Revenue Grows 43%

•    Eighth Consecutive Quarter of Double-Digit Revenue Growth

CARLSBAD, Calif., November 5, 2020 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended September 30, 2020, and recent corporate highlights.

Third Quarter 2020 Financial Results

•	Total revenue of $41.2 million, including U.S. revenue of $40.1 million, up 43% year-over-year;
•	U.S. gross margin of 72.9%;
•	Cash and cash equivalents of $15.7 million as of September 30, 2020; and
•	Pro forma cash of $123.4 million including net proceeds from October 2020 follow-on offering.

Recent Corporate Highlights

•	Expanded contribution of U.S. revenue from new products to over 70% of Q3 U.S. revenue, up from 42% in Q3 2019;
•	Increased U.S. revenue per case by 13% year-over-year, driven by strong performance in the lateral interbody fusion and AlphaInformatiX product categories;
•	Continued sales network transformation, resulting in 47% year-over-year revenue growth from strategic distribution;
•	Increased revenue per surgeon by 20% year-over-year;
•	Closed a follow-on equity offering that generated net proceeds of $107.7 million to support continued growth-related investments and expand the institutional shareholder base;
•	Successfully completed over 550 Prone Transpsoas, or PTP, surgeries in preparation to launch the approach in the fourth quarter 2020;
•

Launched the Sigma TLIF Access System and the InVictus MIS Modular Pedicle Screw System that fully integrate with SafeOp Neural InformatiX, the SingleStep system and IdentiTi TLIF implants to enable a comprehensive MIS TLIF approach; and

•	Launched the InVictus MIS Tower Fixation System, allowing for less disruptive treatment of more complex pathologies.

“We have built the foundation for long-term success,” said Pat Miles, Chairman and Chief Executive Officer. “This marks our eighth consecutive quarter of double-digit revenue growth. Our recently completed follow-on offering will fuel the Organic Innovation Machine and continue to drive clinical distinction.  We thank those who have invested in our mission to revolutionize the approach to spine surgery.  I could not be more confident in ATEC’s future. Our best is yet to come.”

Comparison of Selected GAAP and Non-GAAP Financial Results

for the Third Quarter 2020 to Third Quarter 2019

Revenue from U.S. products for the third quarter 2020 was $40.1 million, up 43% compared to $28.1 million in the third quarter 2019. Revenue growth was generated primarily by increased surgeon adoption of new products and the continued evolution of the strategic distribution channel.

Gross profit and gross margin from U.S. products for the third quarter 2020 were $29.2 million and 72.9%, respectively, compared to $19.9 million and 70.8%, respectively, for the third quarter 2019. On a non-GAAP basis, excluding non-cash excess and obsolete charges, U.S. gross margin was 77.8% in the third quarter of 2020, compared to 78.9% in the third quarter 2019. Non-GAAP U.S. gross margin was impacted by product mix and amortization of SafeOp-related intangibles, which began amortizing in late 2019.

Total operating expenses for the third quarter 2020 were $42.1 million compared to $31.5 million in the third quarter 2019.  On a non-GAAP basis, excluding stock-based compensation, litigation-related expenses and transaction-related expenses, total operating expenses increased to $36.1 million from $27.4 million in 2019, reflecting increased selling costs from U.S. revenue growth, as well as increased investments in organic product development to support new product launches.

Non-GAAP adjusted operating loss, which excludes stock-based compensation, litigation-related expenses, transaction-related expenses and excess and obsolescence charges, was $4.8 million for the third quarter 2020, compared to a loss of $5.1 million for the third quarter 2019.

Non-GAAP adjusted EBITDA, which excludes stock-based compensation, litigation-related expenses, transaction-related expenses and excess and obsolescence charges in the third quarter 2020 was a loss of $2.0 million, compared to a loss of $3.2 million in the third quarter 2019.

For more detailed information on non-GAAP operating expenses, non-GAAP adjusted operating loss and non-GAAP adjusted EBITDA, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Cash and cash equivalents at September 30, 2020 were $15.7 million, with an additional $25.0 million available under the credit facility with Squadron Capital (the “Squadron facility”).  Including proceeds from the follow-on offering, pro forma cash and cash equivalents were $123.4 million.

Current and long-term debt at face value as of September 30, 2020 includes $75 million in term debt under the Squadron facility.

Financial Outlook for the Full Years 2020 and 2021

ATEC anticipates full year 2020 revenue will range between $143.5 million and $146.0 million, which includes U.S. revenue between $140.0 million and $142.0 million and international revenue between $3.5 million and $4.0 million.  ATEC also expects U.S. revenue growth of approximately 25% for the full year 2021.

The Company remains subject to the potential and uncertain impact of the ongoing COVID-19 pandemic.  If hospitals experience a surge in cases and need to defer elective procedures to preserve capacity for COVID-19 patients, the Company’s ability to achieve these financial objectives could be adversely affected.

Investor Conference Call

ATEC will present these via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast will be accessible via this link.  An audiocast of the presentation will also be available domestically at (877) 556-5251 and internationally at (720) 545-0036. The conference ID number is 5178028.

A replay of the webcast will remain available on ATEC’s corporate website at www.atecspine.com until the Company releases fourth quarter financial results. In addition, a replay of the audiocast will be available until November 15, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 5178028.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP U.S. gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction.  ATEC’s Organic Innovation Machine is focused on developing new approaches that integrate seamlessly with the SafeOp Neural InformatiX System to safely and reproducibly treat spine’s various pathologies and achieve the goals of spine surgery.  Alphatec’s vision is to become the Standard Bearer in Spine.  For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the impact of the COVID-19 pandemic on the Company's business and financial results, references to the Company’s revenue and growth outlook, planned commercial launches, product introduction and surgeon adoption, salesforce revitalization and growth of strategic distribution network, the Company’s strategy in significantly repositioning the ATEC brand, turning the Company into a growth organization, creating future market disruption, and the Company’s future ability to finance its operations. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the impact of COVID-19 pandemic on the Company's business and the economy; the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation asserted against the Company. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange

Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

ir@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts – unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Revenue from U.S. products	$40,052	$28,051	$97,956	$77,099
Revenue from international supply agreement	1,111	1,150	2,951	3,976
Total revenues	41,163	29,201	100,907	81,075
Cost of revenues	11,926	9,268	29,797	25,688
Gross profit	29,237	19,933	71,110	55,387

Operating expenses:
Research and development	4,379	3,800	11,800	10,413
Sales, general and administrative	35,985	26,954	91,021	72,738
Litigation-related	1,560	604	5,507	4,427
Amortization of acquired intangible assets	172	172	516	526
Transaction-related	2	—	4,093	—
Restructuring	—	—	—	60.00
Total operating expenses	42,098	31,530	112,937	88,164
Operating loss	(12,861)	(11,597)	(41,827)	(32,777)
Other income (expense):
Interest and other expense, net	(2,768)	(2,926)	(8,674)	(6,966)
Loss on debt extinguishment	—	—	(1,555)	—
Total other expenses, net	(2,768)	(2,926)	(10,229)	(6,966)
Loss from continuing operations before taxes	(15,629)	(14,523)	(52,056)	(39,743)
Income tax provision	40	20	140	122
Loss from continuing operations	(15,669)	(14,543)	(52,196)	(39,865)
Loss from discontinued operations	—	(24)	—	(106)
Net loss	$(15,669)	$(14,567)	$(52,196)	$(39,971)

Net loss per share, basic and diluted:
Continuing operations	$(0.24)	$(0.26)	$(0.82)	$(0.81)
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net loss per share, basic and diluted	$(0.24)	$(0.26)	$(0.82)	$(0.81)

Shares used in calculating basic and diluted net loss per share	64,761	55,736	63,669	49,252

Stock-based compensation included in:
Cost of revenue	$139	$57	$374	$113
Research and development	379	227	1,066	543
Sales, general and administrative	4,026	3,319	11,247	6,910
	$4,544	$3,603	$12,687	$7,566

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash	$15,678	$47,113
Accounts receivable, net	24,270	16,150
Inventories, net	42,144	34,854
Prepaid expenses and other current assets	3,321	9,880
Withholding tax receivable from Officer	934	—
Current assets of discontinued operations	335	321
Total current assets	86,682	108,318

Property and equipment, net	27,681	19,722
Right-of-use asset	1,530	1,860
Goodwill	13,897	13,897
Intangibles, net	24,283	25,605
Other assets	549	493
Noncurrent assets of discontinued operations	55	53
Total assets	$154,677	$169,948

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,910	$7,772
Accrued expenses	30,980	26,416
Current portion of long-term debt	1,672	489
Current portion of lease liability	1,208	1,314
Current liabilities of discontinued operations	395	399
Total current liabilities	48,165	36,390

Total long term liabilities	74,858	66,324

Redeemable preferred stock	23,603	23,603
Stockholders' equity	8,051	43,631
Total liabilities and stockholders' equity	$154,677	$169,948

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands – unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Operating expenses	$42,098	$31,530	$112,937	$88,164
Adjustments:
Stock-based compensation	(4,405)	(3,546)	(12,313)	(7,453)
Contingent consideration fair value adjustment	—	—	—	(289)
Litigation-related expenses	(1,560)	(604)	(5,507)	(4,427)
Restructuring	—	—	—	(60)
Transaction-related expenses	(2)	—	(4,093)	—
Non-GAAP operating expenses	$36,131	$27,380	$91,024	$75,935

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating loss, as reported	$(12,861)	$(11,597)	$(41,827)	$(32,777)
Add back significant items:
Stock-based compensation	4,544	3,603	12,687	7,566
Contingent consideration fair value adjustment	—	—	—	(289)
Litigation-related expenses	1,560	604	5,507	4,427
Restructuring	—	—	—	60
Transaction-related expenses	2	—	4,093	—
Excess & obsolete charges	1,995	2,276	5,429	6,451
Adjusted operating loss	(4,760)	(5,114)	(14,111)	(14,562)

Operating loss, as reported	$(12,861)	$(11,597)	$(41,827)	$(32,777)
Depreciation	2,307	1,752	6,482	4,828
Amortization of intangible assets	441	172	1,322	526
EBITDA	(10,113)	(9,673)	(34,023)	(27,423)
Add back significant items:
Stock-based compensation	4,544	3,603	12,687	7,566
Contingent consideration fair value adjustment	—	—	—	(289)
Litigation-related expenses	1,560	604	5,507	4,427
Restructuring	—	—	—	60
Transaction-related expenses	2	—	4,093	—
Excess & obsolete charges	1,995	2,276	5,429	6,451
Adjusted EBITDA	$(2,012)	$(3,190)	$(6,307)	$(9,208)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages – unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues by source	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue from U.S. products	$40,052	$28,051	$97,956	$77,099
Revenue from international supply agreement	1,111	1,150	2,951	$3,976
Total revenues	$41,163	$29,201	$100,907	$81,075

Gross profit by source
Revenue from U.S. products	$29,178	$19,853	$70,966	$55,087
Revenue from international supply agreement	59	80	144	300
Total gross profit	$29,237	$19,933	$71,110	$55,387

Gross profit margin by source
Revenue from U.S. products	72.9%	70.8%	72.4%	71.4%
Revenue from international supply agreement	5.3%	7.0%	4.9%	7.5%
Total gross profit margin	71.0%	68.3%	70.5%	68.3%

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages – unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP-based gross profit from U.S. products	$29,178	$19,853	$70,966	$55,087
Add: non-cash excess and obsolete charges	1,995	2,276	5,429	6,451
Non-GAAP gross profit from U.S. products	$31,173	$22,129	$76,395	$61,538

GAAP-based gross margin from U.S. products	72.9%	70.8%	72.4%	71.4%
Add: non-cash excess and obsolete charges	5.0%	8.1%	5.5%	8.4%
Non-GAAP gross margin from U.S. products	77.8%	78.9%	78.0%	79.8%